Exhibit (i)

CONSENT OF COUNSEL

FLEXSHARES TRUST

We hereby consent to the use of our name and to the reference to our firm in the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 on Form N-1A for FlexShares Trust and its series portfolios, as such Registration Statement is amended from time to time.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania

February 24, 2022